SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 3, 1997

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674                                 94-2793941
(Commission File Number)      (IRS Employer Identification No.)


47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 226-4000


Not Applicable
(Former name or former address, if changed since last report.)


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            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

Registrant Announces Its Fiscal 1997 First Quarter Results

          On February 3, 1997, Registrant announced a net loss of $6,800,000, or $.86 per share, on net revenues of $48,300,000 for the first quarter of fiscal 1997, which ended December 31, 1996. Registrant's results for the first quarter of fiscal 1997 are also described in the press release attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits

Exhibit No.              Description

99.1                Registrant's Press Release, dated February 3,
1997.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYQUEST TECHNOLOGY, INC.
                                   (Registrant)


Date: February 7, 1997            By   /s/ Edwin L. Harper
                                        Edwin L. Harper
                                        President and Chief
                                        Executive Officer
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CONTACTS:
Richard Cline                      Henry Montgomery
Miller/Shandwick Technologies           Chief Financial Officer
415/962-9550                       SyQuest Technology, Inc.
                                   510/226-4000

FOR IMMEDIATE RELEASE:

SYQUEST REPORTS FISCAL 1997 FIRST QUARTER RESULTS
Net Loss Sharply Reduced for Second Consecutive Quarter of
Improvement; Sequential Quarterly Revenues Again Increase Over
Previous Period

     FREMONT, Calif., February 3, 1997 -- SyQuest Technology, Inc. (NASDAQ:SYQT), a leading manufacturer of removable cartridge hard drives, today reported a reduced loss of $6.8 million, or 86 cents per share, on net revenues of $48.3 million for the first fiscal quarter ended December 31, 1996. In the same period a year ago the company had a net loss of $33.8 million, or $2.98 per share, on net revenues of $78.7 million.

     Compared with the fourth fiscal quarter of 1996, which ended
Sept. 30, 1996, SyQuest in the first fiscal quarter of 1997 reduced its net loss by 35 percent and increased its net revenues by 8 percent. Gross profit margins were 23 percent of revenues, slightly better than the previous quarter.

     "Our first quarter results reflect solid improvements in the business," said Chairman Ed Marinaro. "The company's new management team continues to make positive changes throughout the company. Although SyQuest faces a difficult rebuilding challenge, we are pleased with our progress on our plan."

     The computation of earnings per share for the first quarter includes two adjustments increasing the loss attributable to common shareholders and which aggregate $5.9 million. One adjustment of $5.3 million is for the imbedded yield representing the discount on the assumed potential conversion of the Cumulative Convertible Preferred Stock, Series 1 and the 5% Cumulative Convertible Preferred Stock, Series 2, both of which were issued during the quarter. This one-time adjustment accounted for 36 cents of the total loss per share. A comparable adjustment of $4.4 million, or 38 cents per share, relating to the 7% Cumulative Convertible Preferred Stock, issued during the fourth quarter of fiscal 1996, was used in the calculation of earnings per share for the fourth quarter ended September 30, 1996. The second charge for the current quarter aggregating $0.6 million is for dividends payable on the company's preferred stock issues that require payment of cumulative dividends.

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     Marinaro said limited quantities of the new SyQuest SyJet 1.5 gigabyte removable cartridge hard drive were shipped in December, and the company is now in an accelerated production ramp-up cycle. "This leadership product has received numerous awards, including New Media Magazine's 1997 Hyper Award and Desktop Engineering's Readers' Choice Award, as well as favorable product reviews," he said.

About SyQuest

     SyQuest Technology, Inc. is headquartered in Fremont, California, and maintains manufacturing plants in Fremont, Calif., and Penang, Malaysia, with additional facilities in Colorado, California, Europe and Asia. The company offers removable cartridge hard drives for Apple, Windows, MS-DOS, PC-DOS, UNIX, SGI and Sun OS platforms. SyQuest (SYQT) is publicly traded on NASDAQ's National Market System. See SyQuest on the World Wide Web at http://www.syquest.com.

     This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products and other risks detailed from time to time in the reports filed by SyQuest with the SEC, including the reports on Forms 10-Q and 10-K.

                              ###

Note to Editors: SyQuest and the SyQuest logo are registered trademarks of SyQuest Technology, Inc. All other brands or tradenames are the property of their respective companies.
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                         SYQUEST TECHNOLOGY, INC.
               CONSOLIDATED CONDENSED INCOME STATEMENT
                (In thousands, except per share data)
                              (Unaudited)

Three Months Ended December 31,           1996          1995

Net Revenues                            $ 48,312      $ 78,667
Cost of Revenues                          37,267        87,929
Gross Profit (loss)                       11,045        (9,262)

Operating Expenses:
     Selling, general and administrative  11,328        14,464
     Research and development              5,100         7,160
     Total operating expenses             16,428        21,624
     (Loss) from operations               (5,383)      (30,886)

Interest income (expenses)                (1,431)           85
(Loss) before income taxes                (6,814)      (30,801)
Provision for income taxes                --             3,000

Net (loss)                              $ (6,814)     $(33,801)

(Loss) per share                        $     (0.86)  $     (2.98)

Common and common equivalent shares
 used in computing per share amounts      14,673        11,324

The computation of earnings per share for the quarter ending December 31, 1996, includes two adjustments increasing the loss attributable to common shareholders and which aggregate $6.0 million. A one-time adjustment of $5.3 million is for the "imbedded yield" representing the discount on the assumed potential conversion of the Cumulative Convertible Preferred Stock, Series 1 and the 5% Cumulative Preferred Stock, Series 2, both of which were issued during the quarter ended December 31, 1996. The second adjustment of $0.6 million is for dividends payable on the company's preferred stock issues that require payment of cumulative dividends.
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                        SYQUEST TECHNOLOGY, INC.
               CONSOLIDATED CONDENSED INCOME STATEMENT
                         (In Thousands)
                           (Unaudited)

                                              December 31

                                          1996           1995

Current assets:
     Cash and cash equivalents          $ 14,259       $ 11,201
     Accounts receivable, net             34,921         63,522
     Inventories, net                     22,264         36,018
     Other current assets                  3,135         12,726
          Total current assets            74,579        123,467

Net plant, property, equipment
     and leasehold improvements           26,476         31,280
Other assets                                 839          3,093
                                        $101,894       $157,840

Current liabilities:
     Bank borrowings                    $ 19,789       $  6,013
     Accounts payable                     16,080         59,587
     Accrued compensation and
       other liabilities                  20,448         33,856
     Current portion of long-term
       debt                               18,573           --
       Total current liabilities          74,890         99,456

Deferred income taxes, etc.                  160          8,997
Long-term debt                            17,102           --

Stockholders' equity:
     Preferred stock                           5           --
     Common stock                             16             13
     Additional paid in capital          149,500         79,489
     Treasury stock                      (12,855)       (12,855)
     Retained deficit                   (126,924)       (17,260)
       Total stockholders' equity          9,742         49,387
                                        $101,894       $157,840